Exhibit 10.30

CLASS A-2A NOTE PURCHASE AGREEMENT

October 4, 2005

ACAS BUSINESS LOAN TRUST 2005-1,

as Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

EACH OF THE HOLDERS PARTY HERETO,

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as Alternative Credit Provider

With respect to

U.S.$150,000,000 of Class A-2A Delayed Draw Floating Rate Asset Backed Notes due 2019

i

ii

CLASS A-2A NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or modified from time to time, this “Agreement”), dated as of October 4, 2005, among:

ACAS BUSINESS LOAN TRUST 2005-1, a Delaware statutory trust (together with its successors and assigns in such capacity, the “Issuer”);

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent hereunder (together with its successors and assigns in such capacity, the “Indenture Trustee”);

each of the HOLDERS (as such term in defined below) party hereto; and

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as alternative credit provider (and not as a Liquidity Provider) to the Initial Holder in accordance with the terms hereof (together with its successors and assigns in such capacity, the “Alternative Credit Provider”).

R E C I T A L S

WHEREAS, the Issuer and the Indenture Trustee are party to an Indenture, dated as of October 4, 2005 (as modified and supplemented and in effect from time to time the “Indenture”), pursuant to which the Issuer has authorized and issued $150,000,000 in original principal amount of Class A-2A Delayed Draw Floating Rate Asset Backed Notes due 2019 (the “Class A-2A Notes”) and additional Notes having the terms set forth therein;

WHEREAS, the Issuer, the Indenture Trustee and the Holders from time to time of the Class A-2A Notes issued under the Indenture wish to evidence certain agreements relating to, among other things, the right of the Issuer to borrow amounts under the Class A-2A Notes during the Draw Period, and the appointment of the Indenture Trustee to perform certain duties hereunder, all as provided in this Agreement and in the Indenture;

WHEREAS, the Alternative Credit Provider has agreed to provide Alternative Credit on behalf of the Initial Holder of the Class A-2A Notes in circumstances described herein; and

WHEREAS, the Issuer has, under and in accordance with the terms of the Indenture, Granted to the Indenture Trustee, for the benefit and security of the Noteholders, all of the Issuer’s right, title and interest in, to and under this Agreement.

Accordingly, in consideration of the covenants contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Transfer and Servicing Agreement, dated as of October 4, 2005, among the Issuer, ACAS Business Loan LLC 2005-1, as the Trust Depositor, American Capital Strategies, Ltd., as the Originator and the Servicer, and Wells Fargo Bank, National Association, as the Indenture Trustee and as the Backup Servicer (as modified and supplemented and in effect from time to time, the “Transfer and Servicing Agreement”) or the Indenture, as applicable. In addition, as used in this Agreement, the following terms shall have the meanings specified below:

“Alternative Credit”: has the meaning specified in Section 6.01.

“Alternative Credit Collection Date”: has the meaning specified in Section 6.03.

“Assignment and Acceptance”: means an assignment and acceptance entered into by a Holder and an assignee of such Holder, and accepted by the Issuer, in the form of Exhibit A or any other form approved by the Issuer and the Indenture Trustee.

“Business Day”: means any day other than (x) Saturday or Sunday, or (y) a day on which commercial banks in New York, New York, Minneapolis, Minnesota or Dublin, Ireland are authorized or required by applicable law, regulation or executive order to close.

“Closing Date”: means October 4, 2005.

“Commitment”: means the obligation of a Holder at any time to fund Draws in an aggregate principal amount up to but not exceeding the initial amount of the Commitment of each Holder as set forth on Schedule I (in the case of an Initial Holder) or in the Assignment and Acceptance pursuant to which such Holder shall have assumed its Commitment, as applicable, as such obligation may be reduced or increased from time to time pursuant to assignments by or to such Holder pursuant to Section 7.03.

“Commitment Termination Date”: means the date that the commitment of the Holders to fund Draws terminates as set forth in Section 2.05(a).

“Draw Date”: shall mean any one of the three dates specified in Section 2.03(d).

“Draw Period”: the period beginning on the Closing Date and ending on the Commitment Termination Date.

“Draws”: means the advances made by the Holders to the Issuer on each Draw Date in respect of the Class A-2A Notes pursuant to this Agreement.

“Holders”: means the Initial Holder and any other Person that shall have become a Holder of a Class A-2A Note pursuant to a transfer of Class A-2A Notes in accordance with

Section 7.03 (other than any such Person that ceases to be a party hereto pursuant to a transfer of all of its Class A-2A Notes to another Person pursuant to Section 7.03).

“Initial Holder”: means Centauri Corporation, a Cayman Island corporation.

“Local Time”: means local time in New York, New York.

“Obligations”: has the meaning specified in Section 6.02(a).

“Offering Memorandum”: has the meaning specified in Section 3.02(g).

“Pro Rata Share”: means, with respect to any Holder at any time, the ratio (expressed as percentage) of (a) the Aggregate Outstanding Amount of all Class A-2A Notes held by such Holder at such time to (b) the Aggregate Outstanding Amount of all Class A-2A Notes held by all Holders at such time.

“Transaction Documents”: has the meaning specified in Section 3.01(b).

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof”, “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE II

SALE TO INITIAL HOLDER, THE COMMITMENTS

Section 2.01. Sale to Initial Holder.

On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Initial Holder agrees to acquire from the Issuer, on the Closing Date, $70,000,000 in aggregate principal amount of Class A-2A Notes. Upon delivery by the Issuer to the Initial Holder of the Class A-2A Notes duly executed by the Issuer and authenticated by the Trustee in its capacity as Note Registrar, the Initial Holder will be deemed to have acquired such Notes.

Section 2.02. Commitments.

Subject to the terms and conditions set forth herein and in the Indenture, the Issuer (or the Servicer on behalf of the Issuer) will request that Draws be made on the Class A-2A Notes and each Holder agrees to fund such Draws to the Issuer during the Draw Period on each Draw Date, in amounts not to exceed, in an aggregate principal amount, the amount of such Holder’s Commitment.

Section 2.03. Draws.

(a) Each Draw shall be funded by the Holders ratably in accordance with their respective Pro Rata Shares. The failure of any Holder to fund any Draw required to be made by it shall not relieve any other Holder of its obligations hereunder; provided, that the Commitments constitute several and separate, not joint, obligations and no Holder shall be responsible for any other Holder’s failure to fund Draws as so required. There shall be no notice or request requirement for the Draws.

(b) Each Holder at its option may fund any Draw by causing any domestic or foreign branch or Affiliate of such Holder to fund such Draw; provided, that any exercise of such option shall not affect the obligation of such Holder to fund such Draw or the obligation of the Issuer to repay such Draw in accordance with the terms of this Agreement; and provided, further, that if such option is exercised, the branch or Affiliate that funds such Draw shall not obligate the Issuer to pay or withhold any amounts in respect of taxes in any jurisdiction.

(c) Each Draw shall be funded by the Holders (or, if applicable, funded for such Holder’s relevant Holder Subaccount) on the applicable Draw Date, unless otherwise agreed to by the Issuer and all of the Holders of the Class A-2A Notes.

(d) There shall be three Draws, the Draw Dates for which will be the Closing Date, December 15, 2005 and January 17, 2006. The Class A-2A Notes sold to the Initial Holder on the Closing Date will be funded in the aggregate in installments of $10,278,478 on the first Draw Date, $28,000,000 on the second Draw Date and $31,721,522 on the third Draw Date. The following conditions must be met prior to any Draw:

(i) at the time of and immediately after giving effect to such Draw, no Event of Default or Servicer Default or event the occurrence of which with notice or the lapse of time or both would become an Event of Default or a Servicer Default has occurred and is continuing or would result from such Draw; and

(ii) at the time of and immediately after giving effect to such Draw, the aggregate Outstanding Principal Balance of the Class A-2A Notes will not exceed the Maximum Class A-2A Commitment.

(e) All Draws funded by a Holder shall be evidenced by the Class A-2A Note(s) and shall be governed by and subject to the Indenture. Draws may not be repaid except in connection with the repayment of principal on the Class A-2A Note(s) pursuant to the Indenture and the Transfer and Servicing Agreement and subject to the Priority of Payments. The Issuer hereby appoints the Indenture Trustee as its agent for purposes of keeping a register (the “Delayed Draw Note Register”) at the office of the Indenture Trustee in which the Indenture Trustee shall maintain records of each Holder’s Commitment applicable to each Class A-2A

Note, the aggregate principal amount of Draws from time to time outstanding in respect of each Class A-2A Note and a copy of each Assignment and Acceptance delivered to the Indenture Trustee pursuant to Section 7.03(b). At any time promptly following a request therefor by the Issuer, the Indenture Trustee shall provide the Issuer with a report specifying the aggregate principal amount of Draws outstanding in respect of each Class A-2A Note, the Commitment of each Holder applicable thereto (as of such Record Date or such time, as the case may be) and applicable payment instructions.

Section 2.04. Funding of Draws.

Subject to meeting the conditions set forth in Sections 4.02 and 4.03, each Holder shall fund its portion of each requested Draw in U.S. Dollars on the Draw Date thereof by wire transfer of immediately available funds by 12:00 p.m., Local Time, to the account of the Indenture Trustee most recently designated by it for such purpose by notice to the Holders.

Section 2.05. Termination of Commitments.

(a) The Commitment of each Holder shall terminate entirely on the earliest to occur of:

(i) January 17, 2006; and

(ii) an Event of Default specified in Section 5.1(j) or 5.1(k) of the Indenture.

Section 2.06. Rating Criteria.

(a) The Initial Holder severally represents and warrants to the Issuer and the Indenture Trustee that, on the Closing Date, the Rating Criteria are satisfied with respect to it.

(b) With respect to each Holder that becomes a party to this Agreement during the Draw Period pursuant to Section 7.03, such Holder represents and warrants to the Issuer and the Indenture Trustee that, on the date on which such Holder becomes a party to this Agreement, the Rating Criteria are satisfied with respect to such Holder.

(c) At all times during the Draw Period, each Holder must continue to satisfy the Rating Criteria. If any Holder at any time during the Draw Period fails to satisfy the Rating Criteria, such Holder (or, in the case of the Initial Holder, the Alternative Credit Provider on behalf of such Holder) shall within five Business Days thereafter deposit cash in a Holder Subaccount in an amount equal to the undrawn amount of such Holder’s Commitment. If such Holder (or, in the case of the Initial Holder, the Alternative Credit Provider) fails to fund a Holder Subaccount as described in the preceding sentence, the Issuer will have the right under Section 2.09 to replace such Holder. The Indenture Trustee shall not have any obligation to pursue any collection action or remedy against any Holder (or, in the case of the Initial Holder, the Alternative Credit Provider) of a Class A-2A Note.

(d) Any amounts on deposit in any Holder Subaccount may be invested in Eligible Investments that are available on the day following the date of acquisition thereof (collectively, the “Class A-2A Permitted Investments”) at the direction of the related Holder (or, in the case of the Initial Holder, following the provision of Alternative Credit, at the direction of the Alternative Credit Provider). Investment earnings received during each Collection Period in respect of Class A-2A Permitted Investments in a Holder’s Holder Subaccount will be paid directly to such Holder (or, in the case of the Initial Holder, following the provision of Alternative Credit, the Issuer shall direct the Indenture Trustee in writing to pay such investment earnings directly to the Alternative Credit Provider) on the Payment Date following the last day of the Draw Period, as instructed by the Servicer.

Section 2.07. Determination of LIBOR.

LIBOR shall be determined by the Calculation Agent on each LIBOR Determination Date pursuant to the Transfer and Servicing Agreement.

Section 2.08. Class A-2A Commitment Fee.

(a) The Class A-2A Commitment Fee shall accrue on the aggregate undrawn amount of the Class A-2A Notes, for each day from and including the Closing Date to but excluding the Commitment Termination Date, at a rate per annum equal to 0.125% and shall be payable by the Indenture Trustee on each Draw Date as set forth in the Transfer and Servicing Agreement. The payment of the Class A-2A Commitment Fee shall not be subject to the Priority of Payments.

(b) On any Draw Date following the Alternative Credit Provider’s provision of Alternative Credit, the Issuer shall direct the Servicer in writing to pay to the Alternative Credit Provider any Class A-2A Commitment Fee due on the Class A-2A Notes held by the Initial Holder; provided, that if the Alternative Credit Provider has been reimbursed the full amount of the Alternative Credit prior to such Draw Date, the Alternative Credit Provider shall only be entitled to a portion of such Class A-2A Commitment Fee pro rata based on the number of days elapsed from (and including) the date on which the Alternative Credit Provider provided the Alternative Credit to (but excluding) the date on which the Alternative Credit Provider was reimbursed in full the Alternative Credit previously provided hereunder

Section 2.09. Replacement of Holders due to Credit Ratings.

In the event that any Holder (or, in the case of the Initial Holder, the Alternative Credit Provider) fails to fund a Holder Subaccount as may be required under Section 2.06(c), the Issuer (or the Servicer, acting on behalf of the Issuer) shall use reasonable efforts to replace such Holder with another entity that meets the Rating Criteria. The Issuer (of the Servicer, acting on behalf of the Issuer) shall have the right to require the non-performing Holder to transfer all of its rights and obligations in respect of all of its Class A-2A Notes to the transferee entity. The Holder being replaced will bear all administrative and similar costs of effecting such a transfer, but will not be required to pay a premium or accept a discount (other than a premium or discount arising as a result of changes in the market price of the Class A-2A Notes as determined by the Placement Agent (i) by obtaining indicative bids from two unaffiliated market participants or (ii) if the Placement Agent, using commercially reasonable efforts, is unable to obtain two such bids, in the Placement Agent’s commercially reasonable discretion) in connection with another party acquiring such Holder’s Class A-2A Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

The Issuer hereby represents and warrants to the Holders and the Indenture Trustee as of the date hereof and as of the Closing Date that:

(a) It is a trust duly organized and validly existing and in good standing under the law of the State of Delaware.

(b) It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement, and each of the other Transaction Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance.

(c) Assuming that all of the representations and warranties (in so far as they relate to securities law matters) of the Holders in this Agreement are true and correct and assuming compliance by each such Holder with applicable transfer restriction provisions herein and in the Indenture, such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d) Assuming that all of the representations and warranties (in so far as they relate to securities law matters) of the Holders in this Agreement are true and correct and assuming compliance by each such Holder with applicable transfer restriction provisions herein and in the Indenture, all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(e) Its obligations under each Transaction Document to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f) There is not pending or, to its knowledge, threatened, against it or any of its Affiliates, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability to perform its obligations under this Agreement or the Indenture.

(g) Assuming that all of the representations and warranties (in so far as they relate to securities law matters) of the Holders in this Agreement are true and correct and assuming compliance by each such Holder with applicable transfer restriction provisions herein and in the Transfer and Servicing Agreement, it is not required to register as an investment company under the Investment Company Act of 1940, as amended.

(h) It has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it.

Section 3.02. Several Representations of Each Holder.

Each Holder severally represents and warrants (as to itself and as to no other Holder) to the Issuer and the Indenture Trustee, as of the date hereof, as of the Closing Date and as of the date of each Draw, that:

(a) It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(b) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c) Its execution and delivery of this agreement and its performance of its obligations hereunder do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except in each case for any violation or conflict as would not have a material and adverse effect on its performance of its obligations hereunder.

(d) It is not required to register as an investment company under the Investment Company Act of 1940, as amended.

(e) In connection with its purchase of the Class A-2A Notes: (i) none of the Issuer, the Initial Purchaser, the Servicer, the Swap Counterparties or the Indenture Trustee or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying on any written or oral advice, counsel or representations of the Issuer, the Initial Purchaser, the Servicer or any of their respective affiliates (other than in the Offering Memorandum and the representations and warranties contained herein or in the other Transaction Documents); (iii) it has read and understands the Offering Memorandum (including, without limitation, the descriptions therein of the structure of the transaction in which the Class A-2A Notes are being issued and the risks to purchasers of the Class A-2A Notes); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Initial Purchaser, the Servicer, the Swap Counterparty or the Indenture Trustee or any of their respective affiliates; and (v) it is a sophisticated investor and is purchasing the Class A-2A Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

(f) The representations set forth on Exhibit B hereto are true and correct with respect to it.

(g) It is hereby advised and acknowledges that the Preliminary Offering Memorandum, dated September 14, 2005 (the “Preliminary Offering Memorandum”), and the Offering Memorandum, dated September 29, 2005 (the “Offering Memorandum”), relating to the Class A-2A Notes are each personal to it and do not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Class A-2A Notes other than pursuant to Rule 144A. Distribution by the Holder of either the Preliminary Offering Memorandum or the Offering Memorandum, or disclosure of any of its contents to any Person other than the Holder’s affiliates and regulators and those Persons, if any, retained to advise the Holder with respect thereto and other Persons meeting the requirements of Rule 144A, is unauthorized and any such disclosure of any of its contents, without the prior written consent of the Issuer, is prohibited.

(h) It has received and reviewed such information as it deems necessary in order to make its investment decision and it is not relying on any information that differs from the information included in the Offering Memorandum.

(i) It meets the Rating Criteria.

(j) It understands that the Issuer, the Indenture Trustee, the Initial Purchaser and their counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

Notwithstanding anything set forth herein or the applicable exhibits hereto, each Holder has assumed that (i) the Offering Memorandum accurately describes the Transfer and Servicing Agreement and the Indenture in all material respects and (ii) the Transfer and Servicing Agreement and the Indenture do not contain any material provisions not otherwise accurately summarized in all material respects in the Offering Memorandum.

ARTICLE IV

CONDITIONS

Section 4.01. Closing Date.

The obligations of the Holders to fund Draws shall not become effective until the date on which each of the Transfer and Servicing Agreement and the Indenture is executed and delivered and the Class A-2A Notes are duly authorized, issued, authenticated and delivered under the Indenture. The Issuer shall notify the Indenture Trustee and the Holders if the obligations of the Holders to fund Draws have not become effective as of the Closing Date.

Section 4.02. Each Draw.

The obligation of each Holder to fund a Draw hereunder is subject to the following conditions being met:

(a) The outstanding Commitment of such Holder has not expired or been terminated or reduced to zero; and

(b) At the time of and immediately after giving effect to such Draw, no Event of Default or Servicer Default or event the occurrence of which with notice or the lapse of time or both would become an Event of Default or a Servicer Default has occurred and is continuing or would result from such Draw.

On each Draw Date, the Issuer shall be deemed to have made a restatement of the representations and warranties by the Issuer set out in Section 3.01 on the date thereof and on the date of the funding of each Draw. On the date of funding of each Draw, the Holders shall be deemed to have made a restatement of the representations and warranties by the Holders set out in Section 3.02.

Section 4.03. Obligations Unconditional.

Notwithstanding anything to the contrary in the terms of this Agreement but subject to Section 4.02, the obligation of each Holder to fund a Draw in accordance with the terms of this Agreement shall be absolute and unconditional and shall not be affected by any circumstance whatsoever.

ARTICLE V

THE INDENTURE TRUSTEE

Section 5.01. Appointment as Agent.

The Issuer hereby irrevocably appoints the Indenture Trustee as its agent in accordance with the terms of this Agreement, and each of the Holders acknowledges and consents to such appointment.

Section 5.02. Certain Duties and Responsibilities.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee.

(b) Upon certificates and other notices furnished to the Indenture Trustee and conforming to the requirements of this Agreement, the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein; provided, that, in the case of any such certificates which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Agreement and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Servicer, notify the party delivering the same if such certificate or opinion does not so conform. If a corrected form shall not have been delivered to the Indenture Trustee within 15 days after such notice from the Indenture Trustee, the Indenture Trustee shall so notify the Holders.

(c) No provision of this Agreement shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsections (a) and (b) of this Section 5.02;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Officer, unless it shall be proven that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) no provision of this Agreement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, unless such risk or liability relates to performance of its ordinary services under this Agreement.

(d) For all purposes under this Agreement, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default unless an Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default is received by the Indenture Trustee.

(e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 5.02.

Notwithstanding anything in this Agreement to the contrary, in no event shall the Indenture Trustee be liable under this Agreement for indirect, special, punitive or consequential losses or damages of any kind whatsoever, including, but not limited to, lost profits, whether or not foreseeable, even if the Indenture Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

Section 5.03. Resignation and Removal; Notice of Successor.

(a) The Indenture Trustee may only resign or be removed from its duties under this Agreement as may be allowed in Article VI of the Indenture.

(b) The Issuer shall give prompt notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Servicer, each Rating Agency and to the Holders as their names and addresses appear in the Delayed Draw Note Register. Each notice shall include the name and address of the successor Indenture Trustee. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be given at the expense of the Issuer.

ARTICLE VI

ALTERNATIVE CREDIT PROVIDER

Section 6.01. Commitment to Provide Alternative Credit.

If at any time during the Draw Period the Rating Criteria is not satisfied with respect to the Initial Holder, the Alternative Credit Provider shall, within five Business Days of such failure, deposit cash in a Holder Subaccount on behalf of the Initial Holder in an amount equal to the then undrawn amount of the Initial Holder’s Commitment (such deposit the “Alternative Credit”).

Section 6.02. Reimbursement Obligation.

(a) The Initial Holder shall reimburse the Alternative Credit Provider for the full amount of any and all payments made by the Alternative Credit Provider pursuant to the terms of this Agreement. Upon each succeeding Draw Date following the date that the Alternative Credit Provider provides the Alternative Credit, the Initial Holder shall pay (i) the amount of such Draw to the Alternative Credit Provider, up to the amount of the Alternative Credit with interest thereon at an per annum rate (calculated on a 360 day year) equal to LIBOR plus 2.50% based on the actual number of days elapsed from (and including) the date on which the Alternative Credit Provider provided the Alternative Credit to (but excluding) the date on which the Alternative Credit Provider was reimbursed in full the Alternative Credit previously provided hereunder and (ii) all other amounts required to be paid to the Alternative Credit Provider pursuant to Section 6.02(b) (collectively, the “Obligations”). If any of the funds in the Holder Subaccount are returned to the Initial Holder as required by Sections 10.07(c) or (d) of the Indenture, the Initial Holder shall immediately transfer the full amount of such funds to the Alternative Credit Provider.

(b) (i) On any Draw Date following the Alternative Credit Provider’s provision of Alternative Credit, the Initial Holder shall pay to the Alternative Credit Provider any Class A-2A Commitment Fee received by the Initial Holder; provided, that if the Alternative Credit Provider has been reimbursed the full amount of the Alternative Credit prior to such Draw Date, the Initial Holder shall only pay to the Alternative Credit Provider a portion of such Class A-2A Commitment Fee pro rata based on the number of days elapsed from (and including) the date on which the Alternative Credit Provider provided the Alternative Credit to (but excluding) the date on which the Alternative Credit Provider was reimbursed in full the Alternative Credit previously provided hereunder.

(ii) On any Distribution Date that the Initial Holder is paid investment earnings in respect of Class A-2A Permitted Investments, the Initial Holder shall immediately pay over such investment earnings to the Alternative Credit Provider.

(c) The Initial Holder’s obligation under this Section 6.02 to make payment to the Alternative Credit Provider shall be absolute and unconditional under any and all circumstances whatsoever.

Section 6.03. Grant of Security Interest.

Upon the Alternative Credit Provider’s provision of Alternative Credit, the Initial Holder (i) hereby Grants to the Alternative Credit Provider a lien and continuing security interest in all of the Initial Holder’s right, title and interest in, including, without limitation, all right to payment thereunder, to and under the Initial Holder’s Class A-2A Notes and rights under this Agreement with respect thereto and (ii) shall execute an Assignment and Acceptance in the form of Exhibit A with the Alternative Credit Provider transferring such rights and undrawn amount to the Alternative Credit Provider. The Alternative Credit Provider will take such Grant and transferred interest as collateral security for the prompt and indefeasible payment in full when due of the Obligations (the date on which such full and indefeasible payment is made, the “Alternative Credit Collection Date”). Upon the occurrence of the Alternative Credit Collection Date, the security interest of the Alternative Credit Provider shall automatically be released and the Alternative Credit Provider shall execute an Assignment and Acceptance with the Initial Holder, transferring back to the Initial Holder the full amount of the Class A-2A Notes transferred from the Initial Holder to the Alternative Credit Provider.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone or electronic messaging system, all notices and other communications provided for herein (including each consent, notice, direction or request) shall be in writing and shall be delivered by hand or overnight courier service or sent by fax, as follows:

(a) if to the Issuer, at its address or fax number set forth in the Indenture;

(b) if to any Holder, the Indenture Trustee or the Alternative Credit Provider, at its address or fax number set forth on Schedule I (in the case of the Initial Holder, the Indenture Trutess and the Alternative Credit Provider) or in the Assignment and Acceptance delivered by it; or at such other address as shall be designated by a Holder in a notice to the Issuer, the Indenture Trustee and the Indenture Trustee; and

(c) if to a Rating Agency, in the manner specified in the Indenture.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Whenever notice is required to be given to any Holder hereunder, a copy of such notice shall also be provided at the same time and under the same conditions to each person, if any, listed on Exhibit C.

Section 7.02. Waivers; Amendments.

(a) No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by Section 7.02(b) and the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the funding of a Draw shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Indenture Trustee, any Holder or any other Noteholder may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Issuer, the Indenture Trustee, each of the Holders and the Alternative Credit Provider or by the Issuer and the Indenture Trustee with the written consent of each of the Holders and the Alternative Credit Provider. Prior to entering into any amendment, waiver or modification to this Agreement, the Issuer shall obtain the prior written confirmation of each of the Rating Agencies that the entry by the Issuer into such amendment will not adversely affect such Rating Agency’s then outstanding rating of the Offered Notes. Subject to the foregoing, the Issuer will give written notice to each Rating Agency of any waiver, amendment or modification of any provision of this Agreement.

(c) No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which the Issuer is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of the parties hereto unless such waiver, amendment or modification is effected in accordance with the applicable provisions of the Indenture; provided, however, that no such waiver, amendment or modification shall increase or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of or advance of funds under any of the Commitments, without the consent of each of the Holders and the Alternative Credit Provider.

(d) A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

Section 7.03. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and transferees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any purported assignment not in compliance with this Section 7.03 shall be null and void.

(b) The Issuer may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of each Holder and the Indenture Trustee and receipt of Rating Agency Confirmation. Prior to the Commitment Termination Date, a Holder of a

Certificated Class A-2A Note may only transfer its interest upon providing the Issuer and the Indenture Trustee with a certificate from the assignee making the representations set forth in Exhibit B. Any Holder may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the amount of any Draws at the time owing to it), only to the extent that, in either such case, (A) any assignment by a Holder of less than all of a Class A-2A Note or the related Commitment by such Holder shall be of the same ratable portion of such Class A-2A Note and the related Commitment, (B) no such assignment shall be effected unless all conditions precedent to the transfer of the relevant Class A-2A Note specified in the Indenture have been satisfied, (C) no such assignment shall be effected unless the assignee satisfies the Rating Criteria on the date of such assignment and (D) no such assignment shall be effected unless the parties to such assignment shall have executed and delivered to the Indenture Trustee a duly completed Assignment and Acceptance and made the representations set forth in Exhibit B hereto. Upon acceptance and recording pursuant to Section 7.03(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Holder under this Agreement, and the assigning Holder thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Holder’s rights and obligations under this Agreement and in respect of Class A-2A Notes, such Holder shall cease to be a party hereto).

(c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Holder and an assignee and a certificate making the representations set forth in Exhibit B, the Indenture Trustee shall accept such Assignment and Acceptance and record the information contained therein in the Delayed Draw Note Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Delayed Draw Note Register as provided in this paragraph.

(d) Any Holder may at any time Grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Holder, including any such Grant to a Federal Reserve Bank or comparable non-U.S. entity, and this Section 7.03 shall not apply to any such Grant of a security interest; provided that no such Grant of a security interest shall release a Holder from any of its obligations hereunder or substitute any such assignee for such Holder as a party hereto, and any such pledgee must be able to make all representations and warranties (deemed or otherwise) that would be required of it if it were a Holder of the Class A-2A Notes (other than relating to the Rating Criteria).

(e) Following the Commitment Termination Date, any Holder of a Class A-2A Note may transfer its interest in such Note without regard to any of the provisions of this Section 7.03.

Section 7.04. Survival.

All covenants, agreements, representations and warranties made by the Issuer, each Holder and the Alternative Credit Provider herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the Indenture shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the funding of any Draws, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Indenture Trustee, any Holder or the Alternative Credit Provider may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A-2A Note or any amount payable under this Agreement or the Indenture in respect of any Class A-2A Note is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 7.05. Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Indenture Trustee and when the Indenture Trustee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.06. Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such matter without affecting the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.07. Governing Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL RIGHT.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any documents related thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Indenture Trustee, the Indenture Trustee, any Holder or the Alternative Credit Provider may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN RESPECT OF ANY PROCEEDING.

Section 7.08. Benefits of Indenture.

The Issuer hereby acknowledges and confirms that each representation, warranty, covenant and agreement made pursuant to the Indenture by it to the Indenture Trustee, for the benefit and security of the Holders and the Alternative Credit Provider, is also made herein for the benefit and security of the Holders and the Alternative Credit Provider.

Section 7.09. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.10. Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement of any Holder or Alternative Credit Provider or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Holder or Alternative Credit Provider, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Holder or Alternative Credit Provider contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Holder or Alternative Credit Provider, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Holder or Alternative Credit Provider, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Holder or Alternative Credit Provider contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, Affiliate, officer, employee, member, manager, partner or director of such Holder or Alternative Credit Provider for breaches by such Holder or Alternative Credit Provider of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 7.10 shall survive the termination of this Agreement.

Section 7.11. Limited-Recourse Obligations.

The Class A-2A Notes and all obligations of the Issuer under this Agreement are limited-recourse obligations of the Issuer. The Notes are payable solely from the Loans and other Indenture Collateral pledged by the Issuer to secure the Notes. None of the Holders (including shareholders), members, partners, officers, directors, employees or incorporators of the Issuer, the Servicer, the Originator, the Initial Purchaser, the Indenture Trustee, any of their respective affiliates and any other person or entity will be obligated to make payments on the Notes. Consequently, the Holders of the Notes must rely solely on amounts received in respect of the Loans and other Indenture Collateral pledged to secure the Notes for the payment of principal thereof and interest and Class A-2A Commitment Fee thereon. Following application of the Indenture Collateral in accordance with the Indenture, any outstanding obligations of, or claims against, the Issuer under this Agreement or the Class A-2A Notes will be extinguished and shall not thereafter revive. Each Holder hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Holder of any amounts under the Class A-2A Notes before 366 days have elapsed or, if longer, the applicable preference period then in effect after the payment in full of the Notes issued under the Indenture. The provisions of this Section 7.11 shall survive the termination of this Agreement.

Section 7.12. Non-Petition.

The parties hereto hereby agree not to cause the filing of a petition in bankruptcy against the Issuer or the Initial Holder before 366 days have elapsed or, if longer, the applicable preference period then in effect after the payment in full of the Notes issued under the Indenture.

Section 7.13. Exchange of Notes.

(a) Following the end of the Draw Period, each Holder may surrender its Certificated Class A-2A Note to the Indenture Trustee in exchange for a beneficial interest in the applicable Global Note, subject to the requirements of Section 4.02 of the Indenture. The Holder will be required to provide to the Indenture Trustee a written order containing information regarding the Depository, Euroclear or Clearstream account, as applicable, to be credited with such increase.

(b) Any Holder may continue to hold its Certificated Class A-2A Notes after the Draw Period is ended.

Section 7.14. Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Issuer by Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wachovia Bank of Delaware, National Association, or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other document, the Owner Trustee and Wachovia Bank of Delaware, National Association, shall be entitled to the benefits of the Trust Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACAS BUSINESS LOAN TRUST 2005-1,
as Issuer

By:	WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Owner Trustee

By	/s/ JASON CONCAVAGE
Name:	Jason Concavage
Title:	Trust Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as Indenture Trustee

By	/s/ CORY BRANDEN
Name:	Cory Branden
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION as Alternative Credit Provider

By	/s/ PAUL BURKHART
Name:	Paul Burkhart
Title:	Vice President

CENTAURI CORPORATION, as Initial Holder

By	/s/ EV BERGEN
Name:	Ev Bergen
Title:	Director

ACAS Business Loan Trust 2005-1

Class A-2A Note Purchase Agreement

CENTAURI CORPORATION, as Initial Holder

By:	/s/ EOIN WALSH
Name:	Eoin Walsh
Title:	Vice President

ACAS Business Loan Trust 2005-1

Class A-2A Note Purchase Agreement

SCHEDULE I

INITIAL HOLDER

Name	Commitment Amount
Centauri Corporation	$70,000,000
Berkeley Square House
4-19 Berkeley Square
London, W1J6DD
Facsimile: +44 20 7836 0078
Telephone: +44 20 7500 0301
Attention: Eoin Walsh or Erik Van Bergen

*******

Notices to the Alternative Credit Provider:

Wachovia Bank, National Association,
One Wachovia Center, Mail Code: NC 0600
Charlotte, North Carolina 28288
Facsimile: (704) 374-6495
Telephone: (704) 383-0906
Attention: Mary Katherine Dubose

*******

Notices to the Indenture Trustee:

Wells Fargo Bank, National Association as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311-161
Minneapolis, Minnesota 55479
Facsimile: (612) 667-3464
Telephone: (612) 667-8058
Attention: Corporate Trust Services/Asset Backed Administration

SI-1

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Class A-2A Note Purchase Agreement dated as of October 4, 2005 (as modified and supplemented and in effect from time to time, the “Note Purchase Agreement”) by and among ACAS BUSINESS LOAN TRUST 2005-1 (the “Issuer”), the HOLDERS party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION as Indenture Trustee (the “Indenture Trustee”) under the Indenture dated as of October 4, 2005 (as modified and supplemented and in effect from time to time, the “Indenture”) entered into by the Issuer with the Indenture Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Note Purchase Agreement and, if not defined in the Note Purchase Agreement, in the Indenture.

The Assignor named on the reverse hereof (the “Assignor”) hereby sells and assigns to the Assignee named on the reverse hereof (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, effective as of the assignment date (the “Assignment Date”) set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Note Purchase Agreement, including, without limitation, the interests set forth on the reverse hereof in the Class A-2A Notes held by (and the related Commitment of and outstanding principal amount of Draws held by) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Note Purchase Agreement and confirms that, on the Assignment Date, it satisfies the Rating Criteria and the requirements set forth in Exhibit B to the Note Purchase Agreement. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Note Purchase Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Holder thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Note Purchase Agreement. The Assignee hereby represents and warrants to the Issuer that, as of the Assignment Date, the representations and warranties contained in the Note Purchase Agreement (including, without limitation, in Sections 2.06 and 3.02 thereof and Exhibit B thereto) or any other documents to which the Assignor is a party are, and will be as of the date of any Draw, true and correct in all respects with respect to the Assignee. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor (1) owns the Assigned Interest free and clear of any lien or other encumbrance and (2) is not aware of any Default or Event of Default under the Indenture.

A-1

This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address(es) for Notices1:

Fax No(s).:

Details of electronic messaging system:

Payment Instructions:

Federal Taxpayer ID No. of Assignee:

Effective Date of Assignment (Assignment Date):

	Amount Assigned	Amount Retained by Assignor
Commitment:	U.S.$	U.S.$
Outstanding Principal Amount of Draws:	U.S.$	U.S.$

The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor], as Assignor

By
Name:
Title:

[Name of Assignee], as Assignee

By
Name:
Title:

[1]	Please provide information for at least 3 contact people.

A-2

EXHIBIT B

Transferee Representations

Each purchaser of Class A-2A Notes and each transferee thereof (whether by resale, pledge or otherwise) will be required to provide the Indenture Trustee and the Issuer with a letter or certificate (in the case of the Initial Purchaser, in the form provided as Exhibit A to the Class A-2A Note Purchase Agreement and, in the case of a transferee, in substantially the form provided in the Indenture) in which the purchaser represents and agrees substantially as follows:

(i) The Holder is one of the following: (A) a U.S. Person that is a “qualified institutional buyer” (“QIB”) as such term is defined in Rule 144A and is acquiring the Class A-2A Notes in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act for its own account (and nor for the account of any family or other trust, any family member or any other Person), or (B) not a U.S. person or a U.S. resident (as determined for purposes of the Investment Company Act and the Securities Act) (a “U.S. Person”) and is acquiring the Class A-2A Notes in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S and in a principal amount of not less than $[                    ] and (x) either such Holder’s principal place of business is not located in any Federal Reserve District of the United States Federal Reserve Bank or (y) such Holder has satisfied and will satisfy any applicable registration or other requirements of the Board of Governors of the Federal Reserve System including Regulation U, in connection with its acquisition of the Class A-2A Notes.

(ii) If a U.S. Person, the Holder is (A) a QIB acquiring the Class A-2A Notes for its own account and it is not (a) a broker-dealer described in paragraph (a)(1)(ii) of Rule 144A that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated Persons of the dealer or (b) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan or (B) a “qualified purchaser” (“Qualified Purchaser”) for purposes of Section 3(c)(7) of the Investment Company Act.

(iii) If a U.S. Person, if the Holder is a corporation, partnership, trust or other entity, it was not formed or recapitalized for the specific purpose of acquiring the Class A-2A Notes.

(iv) If a U.S. Person, if the Holder would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof, (a) all of the beneficial owners of its outstanding securities (other than short-term paper) that acquired such securities on or before April 30, 1996 (“pre-amendment beneficial owners”) have consented to its treatment as a Qualified Purchaser and (b) all of the pre-amendment beneficial owners of a company that would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof and that directly or indirectly owned any of its outstanding securities (other than short-term paper) have consented to its treatment as a Qualified Purchaser.

(v) If a U.S. Person, the Holder is acquiring the Class A-2A Notes as principal for its own account for investment and not for sale in connection with any distribution thereof and in an authorized denomination, the Holder was not formed solely for the purpose of investing in the Class A-2A Notes and is not a (a) partnership, (b) common trust fund or (c) special trust, profit sharing, pension fund or other retirement plan in which partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and the purchaser agrees that it shall not hold such Class A-2A Notes for the benefit of any other person and shall be the sole beneficial owner thereof for all purposes and that, in accordance with the provisions therefor in the Indenture, it shall not sell participation interests in the Class A-2A Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Class A-2A Notes and further that the Class A-2A Notes purchased directly or indirectly by it constitute an investment of no more than 40% of its assets. The Holder understands and agrees that any purported transfer of the Class A-2A Notes to a person that does not comply with the requirements of this clause (5) shall be null and void ab initio.

(vi) If a U.S. Person, the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it (and each account for which it is acting) is able to bear the economic risk of its investment.

(vii) If a U.S. Person, the Holder is not purchasing the Class A-2A Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; the Holder has read and understood the Offering Memorandum for the Class A-2A Notes, including without limitation the “Risk Factors” section therein; the Holder understands that an investment in the Class A-2A Notes involves certain risks, including the risk of loss of all or a substantial part of its investment; the Holder has had access to such financial and other information concerning the Issuer, the Class A-2A Notes and the Collateral as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Class A-2A Notes, including an opportunity to ask questions of and request information from the Issuer.

(viii) In the case of a U.S. Person, none of the Issuer, the Initial Purchaser, the Servicer or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Holder; the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Initial Purchaser, the Servicer or any of their respective affiliates other than in the Offering Memorandum for the Class A-2A Notes and in the Transaction Documents; none of the Issuer, the Initial Purchaser, the Servicer or any of their respective affiliates has given the Holder (directly or indirectly through any other person or documentation for the Class A-2A Notes) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Class A-2A Notes or of the Indenture; the Holder has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Class A-2A Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Initial Purchaser, the Servicer or any of their respective affiliates; the Holder has determined that the rates, prices or amounts and other terms of the purchase and sale of such Class A-2A Notes reflect those in the relevant market for similar transactions; if the Holder is acting for the account of another investor, the Holder represents that the investment on behalf of such account is based on a determination that the investment is suitable based on the risks referred to in the offering memorandum for the Class A-2A Notes (including, without limitation, under the sections entitled “Risk Factors” and “Description of the Notes” therein), given the investment objectives of the account for which the purchase is being made, and that the investment is consistent with any applicable legal requirements; the Holder is purchasing such Class A-2A Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; the Holder is a sophisticated investor.

(ix) If a U.S. Person, the Holder will not, at any time, offer to buy or offer to sell the Class A-2A Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(x) The Holder understands that the Class A-2A Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Class A-2A Notes have not been and will not be registered under the Securities Act or the Investment Company Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Class A-2A Notes, such Class A-2A Notes may be offered, resold, pledged or otherwise transferred only in accordance with the legend on the certificate representing such Class A-2A Notes, which is expected to be substantially as described below, and the terms of the Indenture; the Holder acknowledges that no representation is made by the Issuer, the Servicer or the Initial Purchaser or any of their respective affiliates as to the availability of any exemption under the Securities Act or any other securities laws for resale of the Class A-2A Notes.

(xi) The Holder agrees that it will not offer or sell, transfer, assign, or otherwise dispose of the Class A-2A Notes or any interest therein except (a) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws or the applicable laws of any other jurisdiction and (b) in accordance with the Indenture, to which provisions the Holder agrees it is subject.

(xii) The Holder understands and agrees that (a) no transfer may be made that would result in any person or entity holding beneficial ownership in any Class A-2A Notes in less than the authorized amount as set forth herein and (b) no transfer of Class A-2A Notes that would have the effect of requiring either of the Issuers or the pool of Collateral to register as an investment company under the Investment Company Act will be permitted.

(xiii) the Holder understands that, prior to any sale or other transfer of any interest in the Class A-2A Notes held or to be held by the Holder in the form of Certificated Class A-2A Notes, it (or the transferee, as applicable) will provide to the Issuer and the Indenture

Trustee a duly executed transfer certificate substantially in the applicable form attached to the Indenture, and such other certificates and other information as they may reasonably require to confirm that the proposed transfer complies with the restrictions in the legend placed on each certificate representing the Class A-2A Notes and in the Note Purchase Agreement and the Indenture.

(xiv) The Holder understands that the Issuer has the right under the Indenture to compel any beneficial owner of Class A-2A Notes that is a U.S. person and is not a Qualified Purchaser to sell its interest in such Class A-2A Notes, or may sell such interest in such Class A-2A Notes on behalf of such owner.

(xv) (a) the Holder either: (i) is not, and is not acquiring or holding the Class A-2A Notes, directly or indirectly, on behalf of or with any assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in and subject to Section 4975 of the Code (collectively, a “Plan”), or other plan or arrangement subject to any federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”), or (ii) after the commitment termination date, its acquisition and holding of the Class A-2A Notes will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a violation of Similar Law; (b) the Holder shall not transfer an interest in the Class A-2A Notes to a Plan or a plan subject to Similar Law unless such plan meets the foregoing requirements; and(c) the Holder hereby makes the representations and agrees to the undertakings set forth in Section 2.5(f)(iv)(E) of the Indenture, including any indemnification provisions contained therein. Any purported purchase or transfer of the Class A-2A Notes to a purchaser or transferee that does not comply with the requirements of this clause (D) shall be null and void ab initio.

(xvi) The Holder is not the Issuer, the Servicer or any other Controlling Person.

(xvii) The Holder is aware that each Class A-2A Note will bear the following legend:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT THE SELLERS OF THE OFFERED NOTES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER, PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER,

RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) UNDER THE SECURITIES ACT) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(C)(7) UNDER THE 1940 ACT PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) OTHER THAN IN THE CASE OF THE CLASS A-2A NOTES (PRIOR TO THE EFFECTIVE DATE), IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. THE PURCHASE OF AN OFFERED NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) THAT IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THE NOTES FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR (II) WITH RESPECT TO THE CLASS A-1A NOTES, THE CLASS B NOTES, THE CLASS C NOTES AND AFTER THE COMMITMENT TERMINATION DATE THE CLASS A-2A NOTES, THAT ITS ACQUISITION AND HOLDING OF SUCH NOTE OR ANY INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW.

(xviii) The Holder will provide notice to each person to whom it proposes to transfer any interest in the Class A-2A Notes of the transfer restrictions and representations set forth in the Indenture and the Note Purchase Agreement.

EXHIBIT C

List of Notice Addresses

D-1